UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Ethan Allen Drive
Danbury, CT		06811
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

        On October 5, 2007, the Board of Directors of the Company promoted Nora Murphy, age 47, to the position of Executive Vice President, Style and Advertising for the Company and its subsidiary, Ethan Allen Global, Inc. Ms. Murphy had previously served as the Company’s Vice President, Style, since October 2001.

        On October 5, 2007, the Board of Directors also promoted Corey Whitely, age 47, to the position of Executive Vice President, Operations for the Company and its subsidiary, Ethan Allen Global, Inc. Mr. Whitely previously served as Vice President, Operations for the Company since 2003, and Executive Vice President, Operations of Ethan Allen Operations, Inc., a subsidiary of the Company, since 2005. Mr. Whitely joined the Company in 1988 and has served in a series of positions of increasing responsibility since that time.

        On October 3, 2007, Edward Teplitz, Vice President, Retail Division of Ethan Allen Interiors Inc., resigned from the Company, effective immediately, to pursue other career opportunities.

        On October 5, 2007, the Board of Directors also promoted Lynda Stout, age 43, to the position of Vice President, Retail Division. Ms. Stout previously had served as Regional Project Manager of the Company’s Retail Division for the Southern District since May 2006. Ms. Stout joined the Company in 2002 and has served in a series of positions of increasing responsibility since that time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: October 5, 2007	By: /s/M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and
Chief Executive Officer